Sub-Item 77Q1(a)

                       INVESCO INTERNATIONAL FUNDS, INC.

                           Certificate of Correction

         INVESCO International Funds, Inc., a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("MSDAT") that:

         FIRST: The title of the document being corrected is Articles Supplementary.

         SECOND: The name of the sole party to the document being corrected is INVESCO Global & International Funds, Inc., the former name of INVESCO International Funds, Inc.

         THIRD: The document being corrected was originally filed with the MSDAT on February 10, 2003.

         FOURTH: The document as previously filed is attached hereto as Exhibit
A.

         FIFTH: The corrected document is attached hereto as Exhibit B.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed on July 9th, 2003 in its name and on its behalf by its President, and witnessed by its Secretary, and the said officers of the Company acknowledge this Certificate of Correction to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, that to the best of their knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

                                        INVESCO International Funds, Inc.



                                        By:  /s/ Raymond R. Cunningham
                                             ---------------------------------
                                              Raymond R. Cunningham, President

ATTEST:



By:  /s/Glen A. Payne
     ------------------------
     Glen A. Payne, Secretary

                                                                      EXHIBIT A


                   INVESCO GLOBAL & INTERNATIONAL FUNDS. INC.
                   ------------------------------------------

                             ARTICLES SUPPLEMENTARY


         INVESCO GLOBAL & INTERNATIONAL FUNDS, Inc., a corporation organized and existing under the Corporations and Associations Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: By unanimous consent effective as of August 7, 2002, the board of directors of the Company voted to change the name of INVESCO Global & International Funds, Inc., the board of directors of the Company voted to liquidate and close the series of common stock designated as INVESCO Global Growth Fund. Pursuant to the power granted to the board of directors, Article III, Section I of the Articles of Amendment and Restatement of the Articles of Incorporation of the Company are hereby amended as follows:

                             ARTICLE III

                            CAPITALIZATION

    Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is two billion (2,000,000,000) Shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of twenty million dollars ($20,000,000.00). Such stock may be issued as full shares or as fractional shares.

    In exercise of the powers granted to the board of directors pursuant to Section 3 of this Article Ill, the board of directors designates two series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:

          Fund Name & Class                                    Allocated Shares
          -----------------                                    -----------------

    INVESCO European Fund - Investor Class                          200,000,000

    INVESCO European Fund - Class A                                 100,000,000
    INVESCO European Fund - Class B                                 100,000,000
    INVESCO European Fund - Class C                                 100,000,000
    INVESCO European Fund - Class K                                 100,000,000

    INVESCO International Blue Chip Value Fund - Investor Class     100,000,000
    INVESCO International Blue Chip Value Fund - Class A            100,000,000
    INVESCO International Blue Chip Value Fund - Class B            100,000,000
    INVESCO International Blue Chip Value Fund - Class C            100,000,000

    Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to allocate may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.


         SECOND: The provisions set forth in these Articles of Amendment were approved by a majority of the entire board of directors of the Company, in accordance with the requirements of Sections 2-607 and 2-408 of the General Corporation Law of Maryland and may be made without action by the stockholders.

         The undersigned, Vice President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

         IN WITNESS WHEREOF, INVESCO Global & International Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on the 7th day of February, 2003, and further verifies under oath that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects under penalty of perjury.

         These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                    INVESCO GLOBAL & INTERNATIONAL FUNDS, INC.



                                         By:  /s/ Raymond R. Cunningham
                                              ---------------------------------
                                               Raymond R. Cunningham, President

WITNESSED:



By:  /s/Glen A. Payne
     ------------------------
     Glen A. Payne, Secretary

                                   EXHIBIT B

                   INVESCO GLOBAL & INTERNATIONAL FUNDS, INC.

                             ARTICLES Supplementary


         INVESCO GLOBAL & INTERNATIONAL FUNDS, Inc., a corporation organized and existing under the Corporations and Associations Code of the State of Maryland (the "Company), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Under a power contained in the charter of the Company (the "Charter"), the board of directors of the Company (the "Board of Directors"), by resolution duly adopted at a meeting called and held on August 7, 2002, voted to supplement the Articles of Incorporation of the Company and approved re-designating the classes of shares of the Company's Common Stock. This supplement is limited to changes expressly authorized by Section 2-105(c) of the Corporations and Associations Law of the State of Maryland and may be made without action by the Company's stockholders.

         SECOND: The total number of shares of stock of the Company immediately prior to the reclassification of shares described herein was Two Billion (2,000,000,000) shares, $.01 par value per share, having an aggregate par value of Twenty Million Dollars ($20,000,000.00), consisting of the following classes, with the number of authorized shares set forth beside each class:

    INVESCO European Fund - Investor Class                         $200,000,000
    INVESCO European Fund - Class A                                 100,000,000
    INVESCO European Fund - Class B                                 100,000,000
    INVESCO European Fund - Class C                                 100,000,000
    INVESCO European Fund - Class K                                 100,000,000

    INVESCO Global Growth Fund - Class A                            200,000,000
    INVESCO Global Growth Fund - Class B                            200,000,000
    INVESCO Global Growth Fund - Class C                            200,000,000

    INVESCO International Blue Chip Value Fund - Investor Class     100,000,000
    INVESCO International Blue Chip Value Fund - Class A            100,000,000
    INVESCO International Blue Chip Value Fund - Class B            100,000,000
    INVESCO International Blue Chip Value Fund - Class C            100,000,000

         THIRD: The total number of shares of stock of all classes that the Company is authorized to issue is not being increased or decreased by the Board of Directors. The total number of shares of stock of all classes that the Company has authority to issue is Two Billion (2,000,000,000) shares of common stock with a par value of one ($0.01) per share of all authorized shares, for an aggregate par value of Twenty Million Dollars ($20,000,000.00).

         FOURTH: The total number of shares of stock which the Company has the authority to issue pursuant to the reclassification of shares described herein is Two Billion (2,000,000,000) shares, $.01 par value per share, having an aggregate par value of Twenty Million Dollars ($20,000,000.00), consisting of the following classes, with the number of authorized shares set forth beside each class:

    INVESCO European Fund - Investor Class                         $200,000,000
    INVESCO European Fund - Class A                                 100,000,000
    INVESCO European Fund - Class B                                 100,000,000
    INVESCO European Fund - Class C                                 100,000,000
    INVESCO European Fund - Class K                                 100,000,000

    INVESCO International Blue Chip Value Fund - Investor Class     100,000,000
    INVESCO International Blue Chip Value Fund - Class A            100,000,000
    INVESCO International Blue Chip Value Fund - Class B            100,000,000
    INVESCO International Blue Chip Value Fund - Class C            100,000,000

         FIFTH: The Company is registered as an open-end company under the Investment Company Act of 1940.

         SIXTH: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

         SEVENTH: A description of each class of shares of the Company, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as outlined in the Articles of Incorporation of the Company and has not been changed.

         The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the Corporations and Associations Law of the State of Maryland.

         IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed on July 9th, 2003, in its name and on its behalf by its President , and witnessed by its Secretary, and said officers of the Company acknowledge these Articles Supplementary to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, that to the best of their knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

                            INVESCO GLOBAL & INTERNATIONAL FUNDS, INC.



                                       By:  /s/ Raymond R. Cunningham
                                            ---------------------------------
                                             Raymond R. Cunningham, President

ATTEST:



By:  /s/Glen A. Payne
     ------------------------
     Glen A. Payne, Secretary